Registration No. 333-_____

As filed with the Securities and Exchange Commission on April 23, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Symmetry Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-1996126
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3724 North State Road 15

Warsaw, IN 46582

(574) 268-2252

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

_______________________

David C. Milne	with a copy to:
General Counsel	Stephen J. Hackman
Symmetry Medical Inc.	Ice Miller LLP
3724 North State Road 15	One American Square, Suite 2900
Warsaw, IN 46582	Indianapolis, IN 46282-0200
(574) 268-2252	(317) 236-2100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price (1)	Amount of registration fee (2)
Debt Securities (3)
Preferred Stock, $.01 par value	$150,000,000	$20,460
Common Stock, $.001 par value (3)
Warrants

(1)	Estimated for purposes of calculating the registration fee pursuant to Rule 457(o) and General Instruction II.D. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Calculated in accordance with rule 457(o).
(3)	There are also being registered hereunder an indeterminate amount or number of debt securities and shares of common stock that may be issued upon exercise of the warrants registered hereunder or upon conversion of, or in exchange for, debt securities registered hereunder, as the case may be.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

(Subject to completion, dated April 23, 2013)

Prospectus

Symmetry Medical Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

____________________

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol "SMA".

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is _____, 2013.

About This Prospectus

Unless the context otherwise requires, in this prospectus, "Symmetry", "company", "we", "us", "our" and "ours" refer to Symmetry Medical Inc. and our consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading "Where You Can Find More Information".

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Symmetry Medical Inc.

Symmetry, headquartered in Warsaw, Indiana, is a leading global source of medical device products that operates in two reportable segments: (1) Original Equipment Manufacturer Solutions which provides innovative medical device solutions, including surgical instruments, orthopedic implants and sterilization cases and trays to customers in the orthopedic industry and other medical device markets (including, but not limited to, arthroscopy, dental, laparoscopy, osteobiologic and endoscopy markets) and (2) Symmetry Surgical which offers a broad range of reusable stainless steel and titanium surgical hand-held instruments and retractor systems, sterile disposable surgical products (vein strippers, SECTO dissectors, tonsil sponges and surgical marker pens), and sterilization containers, typically used in the surgical specialties of spine, general/obstetrics/gynecology, microsurgery/neurosurgery, orthopedics, laparoscopy, cardiovascular, thoracic and general surgery in the hospital setting as well as surgery centers and in select physician offices. We employ over 2,500 teammates around the world who are dedicated to making us the trusted global source of innovative medical device solutions and surgical instruments for today’s needs and tomorrow’s growth. Our Total Solutions® approach is supported by an experienced team of designers, development engineers, and logistics specialists and by our global sales force that works with our customers to coordinate the design and manufacture of products.

Our business was established in 1976 as a supplier of instruments to orthopedic device manufacturers and Symmetry Medical Inc. was incorporated in Delaware on July 25, 1996. Over the past seven years, we have made eight acquisitions which have expanded our customer base, enhanced our product offerings and extended our product lines.

We are a Delaware corporation and our principal executive offices are located at 3724 North State Road 15, Warsaw, Indiana 46582. Our telephone number is (574) 268-2252. Our website address is www.symmetrymedical.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and all of the other information contained in this prospectus and incorporated by reference into this prospectus, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock or the value of our securities could decline, and you might lose all or part of your investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in these documents contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained or incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our plans to grow and expand our sales and marketing capabilities;

•	our ability to manage our manufacturing processes, including third party manufacturers;

•	our ability to maintain existing regulatory clearances, expand approvals for existing products and obtain approvals of new products;

•	our plans to increase market acceptance for our products and our efforts to develop new products and enter new markets;

•	our ability to obtain and maintain intellectual property protection for our products;

•	our financing needs and the use of the proceeds from this offering;

•	the impact of credit, financial and general economic conditions on the purchases of our products;

•	our ability to remediate material weaknesses in internal control over financial reporting; and

•	our ability to respond to litigation or government enforcement actions related to the restatement of our financial statements.

In addition, you should refer to the section of this prospectus and any applicable prospectus supplement entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements contained or incorporated by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Use of Proceeds

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities to support sales, marketing and general administrative activities, for research and product development activities, for capital equipment, for repayment of debt, and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies; however, we do not have agreements or commitments for any specific acquisitions at this time. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

Ratio of Earnings to Fixed Charges

The following table presents our ratio of earnings to fixed charges for the periods indicated:

	Years Ended
	December 29, 2012	December 31, 2011	January 1, 2011	January 2, 2010	January 3, 2009

Ratio of earnings to fixed charges	1.66	1.82	4.39	4.99	3.79

For purposes of calculating the ratios of earnings to fixed charges, "earnings" means the amounts resulting from our income before provision for incme taxes, plus our fixed charges. The term "fixed charges" means the amounts resulting from our interest expensed and debt issuance amortization cost, excluding impact of interest income.

We do not have any shares of preferred stock outstanding and, therefore, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

Description of Debt Securities

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be our senior debt securities and will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information". We refer to this indenture as the "indenture".

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of such subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	if applicable, the circumstances under which a temporary global security can be exchanged for definitive debt securities and whether definitive debt securities will be registered and/or bearer securities and will be in global form and whether and how interest will be paid with respect to such global security;

•	any events of default, covenants or warranties applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	if the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to an index, the manner in which such amounts shall be determined;

•	if applicable, the manner in which the exchange rate with respect to payments of principal of (and premium, if any) or interest on debt securities are to be made in a foreign currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether and under what conditions the debt securities will be issued in the form of a global security;

•	the person who shall be the security registrar for the debt securities, if other than the trustee, and the place where the security register will be maintained and the person who will be the initial paying agent, if other than the trustee;

•	whether or not the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

•	any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully-registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, which we refer to in this prospectus as DTC, and registered in its name or in the name of Cede & Co. or other nominee of DTC. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

DTC has advised us that:

•	DTC is:

•	a "banking organization" within the meaning of the New York banking law;

•	a limited purpose trust company organized under the New York banking law;

•	a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•	a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

•	DTC holds securities for DTC participants and facilitates the settlement of securities transactions between DTC participants through electronic book-entry transfers and pledges, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

Neither we nor the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "holder of debt securities", for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as "holders of debt securities", and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Consolidation, Merger or Sale by the Company

The indenture generally permits a consolidation or merger between us and another U.S. corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

•	the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default exists. (Section 801).

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries. (Section 803).

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an "event of default", when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 501).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture requires us to furnish an officer's certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1008). The trustee will transmit by mail to the holders of debt securities of a series notice of any default with respect to that series.

Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•	permit the exchange of debt securities;

•	change or eliminate restrictions on payment in respect of debt securities;

•	change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake. (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as "defeasance"; or

•	we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as "covenant defeasance". (Sections 403 and 1501).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer's certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1501).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Description of Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of April 16, 2013, 37,276,288 shares of our common stock were outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. This summary is not complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to applicable Delaware law. See "Where You Can Find More Information".

Common Stock

Outstanding Shares and Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

Liquidation. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under the Amended and Restated Certificate of Incorporation, our board of directors may, without further action by our stockholders, from time to time, direct the issuance of up to 5,000,000 shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 generally defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of either the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation with the effect of increasing the proportionate share of stock of the corporation; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors adopted by a vote of two-thirds of the directors then in office, subject to any rights of holders of any class or series of outstanding preferred stock;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, subject to any rights of holders of any class or series of preferred stock;

•	divide our board of directors into three classes;

•	provide that a director may be removed from office for cause at a meeting called for that purpose, but only by the affirmative vote of the holders of 66 2/3% of the voting power of the common stock entitled to vote in the election of directors, voting together as a single class, subject to any rights of holders of any class or series of outstanding preferred stock;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in compliance with applicable requirements;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of the board of directors, pursuant to a resolution adopted by a majority of the board of directors or by the chief executive officer of the Company; and

•	provide that stockholders will be permitted to amend our Amended and Restated Bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

Except as otherwise provided, the amendment of any of these provisions would require approval by the holders of at least a majority of our then outstanding common stock, voting as a single class.

New York Stock Exchange Listing

Our common stock is listed on The New York Stock Exchange under the symbol "SMA".

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar's address is 250 Royall Street, Canton, MA 02021.

Description of Warrants

We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

Plan of Distribution

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement or term sheet will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of our securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our securities offered in the prospectus supplement may be listed or quoted.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if they purchase any of the securities of that series. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts or commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may provide underwriters, dealers or agents with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to such liabilities. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of business.

These securities may or may not be listed on a national securities exchange. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the common stock on the New York Stock Exchange in accordance with all applicable rules, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Ice Miller LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Ice Miller LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Ice Miller LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

Experts

The consolidated financial statements of Symmetry Medical Inc. appearing in Symmetry Medical Inc.'s Annual Report (Form 10-K) for the year ended December 29, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including this prospectus and the registration statement of which it is a part, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our website address is www.symmetrymedical.com. There we make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission. The information found on our website is not part of this or any other report we file with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 29, 2012 filed on March 8, 2013.

•	Information in our proxy statement filed with the Securities and Exchange Commission on March 15, 2013 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 29, 2012.

•	Information in our Current Report on Form 8-K filed February 21, 2013.

•	The description of our common stock included under the caption, "Description of Capital Stock", in the Prospectus forming a part of our Registration Statement on Form S-1, initially filed with the Commission on May 28, 2004, including exhibits and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, as amended, filed on December 9, 2004.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (574) 268-2252 or by writing to us at the following address:

Symmetry Medical Inc.

3724 North State Road 15

Warsaw, IN 46582

Attn: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated except the Securities and Exchange Commission registration fee). All expenses of the offering will be paid by Symmetry Medical Inc.

Amount
Securities and Exchange Commission registration fee		$20,460
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent's fees and expenses)		*

Total	$	*

*  These fees and expenses are based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant's Amended and Restated certificate of incorporation and Amended and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

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Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director's duty of loyalty to the corporation or its stockholders

The Registrant's Amended and Restated Certificate of Incorporation includes such a provision.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the Registrant is relying on Rule 430B:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), ( vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on this 22nd day of April, 2013.

SYMMETRY MEDICAL INC.

By:	/s/ Thomas J. Sullivan
Thomas J. Sullivan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on April 22, 2013. Each person whose signature appears below constitutes and appoints Thomas J. Sullivan, Fred L. Hite and David C. Milne, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Thomas J. Sullivan	President and Chief Executive Officer and Director
Thomas J. Sullivan	(Principal Executive Officer)

/s/ Fred L. Hite	Senior Vice President and Chief Financial Officer
Fred L. Hite	(Principal Financial Officer)

/s/ Ronda L. Harris	Chief Accounting Officer (Principal Accounting Officer)
Ronda L. Harris

/s/ Craig B. Reynolds	Director
Craig B. Reynolds

/s/ Francis T. Nusspickel	Director
Francis T. Nusspickel

/s/ James S. Burns	Director
James S. Burns

/s/ John S. Krelle	Director
John S. Krelle

/s/ Robert G. Deuster	Director
Robert G. Deuster

S-1

EXHIBIT INDEX

Exhibit Number	Document Description

(1.1)	Form of Underwriting Agreement.*

(4.1)	Amended and Restated Certificate of Incorporation of Symmetry Medical Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to our Registration Statement, on Form S-1/A, filed July 22, 2004).

(4.2)	Amended and Restated Bylaws of Symmetry Medical Inc., as amended through March 24, 2005 (incorporated by reference to Exhibit 3.2 from our 2004 Annual Report on Form 10-K, filed March 25, 2005).

(4.3)	Form of Indenture.

(4.4)	Form of Debt Securities.*

(4.5)	Form of Warrant.*

(4.6)	Form of Warrant Agreement.*

(5.1)	Opinion of Ice Miller LLP (including consent of counsel).

(12.1)	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend and Accretion Requirements.

(23.1)	Consent of Ice Miller LLP (filed as part of Exhibit (5)).

(23.2)	Consent of Ernst & Young LLP.

(24.1)	Powers of Attorney (included on the signature page to this Registration Statement).

(25.1)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.**

_________________

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.